Exhibit 99.1

Contact: Immune Pharmaceuticals Inc.: Anna Baran, Director, Corporate Communications Tel: 646 5618010 anna.baran@immunepharma.com

Immune Pharmaceuticals Appoints Gad Berdugo as Chief Financial Officer and Dr. Cameron Durrant as Lead Independent Director

New York, NY and Herzliya Pituach, Israel, Jan. 21, 2015 Immune Pharmaceuticals Inc. (“Immune”, the “Company”) (NASDAQ:IMNP) announced today that the Board of Directors has appointed Gad Berdugo as Executive Vice President and Chief Financial Officer and has appointed Cameron Durrant, MD, MBA, as Lead Independent Director and Chairman of the Compensation Committee. Additionally, the Board appointed Mr. Elliot Maza, JD, CPA (inactive) as an independent director and Chairman of the Audit Committee. The Board reorganization was in conjunction with the resignations of two directors and the appointment of Mr. Berdugo, who is leaving the Board in order to become the new Chief Financial Officer.

Dr. Durrant commented: “I am delighted to take this responsibility at Immune. I believe that the Company is at an exciting point in its evolution and has a clear strategic plan ready for execution as outlined in the CEO Letter to Shareholders dated January 6, 2015. I believe that together with Gad Berdugo joining the team as CFO and Elliot Maza joining the Board that the Company is well positioned for success.”

Dr. Durrant is an entrepreneur, board member and former CEO/CFO and physician. His specialty is turnarounds and growth, both of large company brands and business units as well as small/medium size companies. He has served as board chairman and director and operated as CEO or interim CEO, as well as CFO, for both private and public companies.

He has been a senior executive with US and Global Profit and Loss responsibilities and has also been at several blue-chip pharmaceutical companies, including most recently Worldwide Vice President at Johnson & Johnson and previously as Vice President at Pharmacia Corporation, prior to its acquisition by Pfizer.

He is a founding director of a private nanotech oncology company, a board member of two private medical device companies, is currently working with private equity funds and recently started a European specialty pharma company.

Prior to his appointment, Mr. Berdugo was a Managing Director and Head of the Global Life Sciences at Tegris Advisors, a New York City based investment-banking boutique. He brings over 20 years of experience in investment management and banking, strategic financial advisory and business and corporate development in the biomedical industry. He was previously the Founder and Managing Partner of Explorium Capital. From 2001 to 2008 he served as Director at Lazard Asset Management Group, managing healthcare investments across a diverse range of Funds. Mr. Berdugo started his career at Abbott and then at Baxter Healthcare, where he was Director of Global Business Development for the Bio-Pharmaceutical Group. Mr. Berdugo received his M.B.A. from H.E.C. School of Management in Paris and studied at Northwestern Kellogg School of Management, his M.Sc. in Biochemical Engineering from University College London and his B.Sc. with Honors, in Biotechnology from Imperial College London.

Elliot M. Maza, JD, CPA (inactive) currently is Chairman, Chief Executive Officer and CFO at Intellect Neurosciences Inc. Previously, Mr. Maza was Chief Executive Officer and CFO at Biozone Pharmaceuticals, Inc, and Chief Financial Officer of Emisphere Technologies Inc,. Mr. Maza has been a Partner, Transaction Advisory Services, at Ernst & Young, LLP. He began his professional career as an Attorney at Sullivan and Cromwell in New York and then in Investment banking as Vice President of Structured Finance in the Fixed Income divisions of Goldman Sachs & Co., J.P. Morgan Securities, Inc. and BT Securities Corporation where he developed and marketed structured finance and derivative based transactions. Mr. Maza has served on numerous Boards of Directors for OTC and NASDAQ traded companies, including positions as Chairman of the Audit Committee. Mr. Maza is a registered attorney and a licensed C.P.A. (inactive) in the states of New York and New Jersey. Mr. Maza received a B.A. in Accounting from Touro College in New York and a J.D. from the University of Pennsylvania Law School.

About Immune Pharmaceuticals Inc.

Immune Pharmaceuticals Inc. applies a personalized approach to treatment, developing novel, highly targeted antibody therapeutics to improve the lives of patients with inflammatory diseases and cancer. The Company’s lead product candidate, bertilimumab, is in clinical development for moderate to severe ulcerative colitis and Crohn’s disease as well as bullous pemphigoid, an orphan auto-immune dermatological condition. Immune licensed worldwide rights for systemic indications of bertilimumab from iCo Therapeutics (TSX: ICO; OTCQX: ICOTF) in June 2011, while iCo retained rights to all ophthalmic indications. iCo originally licensed the exclusive world-wide rights to bertilimumab in 2006 from MedImmune, the Global Research and Development Arm of AstraZeneca. Immune’s pipeline also includes NanomAbs®, antibody nanoparticle conjugates, for the targeted delivery of chemotherapeutics, and AmiKet™, a Neuropathic Pain drug candidate ready for Phase III. AmiKet has received Orphan Drug Designation for Post Herpetic Neuralgia.

For more information, visit Immune’s website at www.immunepharmaceuticals.com, the content of which is not a part of this press release.

Forward-Looking Statements

This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal” or the negative of those words or other comparable words to be uncertain and forward-looking. Such forward-looking statements include statements that express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include, but not limited to: the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; the risks associated with our ability to continue to meet our obligations under our existing debt agreements; the risk that clinical trials for bertilimumab or AmiKet will not be successful; the risk that bertilimumab, AmiKet or compounds arising from our NanomAb program will not receive regulatory approval or achieve significant commercial success; the risk that we will not be able to find a partner to help conduct the Phase III trials for AmiKet on attractive terms, on a timely basis or at all; the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later-stage clinical trials; the risk that we will not obtain approval to market any of our product candidates; the risks associated with dependence upon key personnel; the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings which are available at www.sec.gov or at www.immunepharmaceuticals.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors. We expressly disclaim any obligation to publicly update any forward looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

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